SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2011

Date of Report (Date of earliest event reported)

EDGAR Online, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32194	06-1447017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Washington Street, Norwalk, Connecticut 06854
(Address of principal executive offices) (Zip Code)

(203) 852-5666
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of President and Chief Executive Officer

On March 8, EDGAR Online, Inc. (the “Company”) issued a press release announcing the appointment of Robert Farrell, 47, to serve as President and Chief Executive Officer of the Company, based in the Company’s New York City office.  He will also serve on the Company’s Board of Directors (the “Board.”)  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Prior to this appointment, since 2002, Mr. Farrell was Chairman and CEO of Metastorm, a global provider of Business Process Management software and solutions, where he grew the company from a start-up to an established firm with revenues of $75 million, recently overseeing the sale of the company to Open Text (NASDAQ: OTEX). Prior to Metastorm, Mr. Farrell was President of Americas for Mercator Software, a NASDAQ listed provider of Enterprise Application Integration software. In this capacity, Mr. Farrell directed Mercator’s operational and sales activities in the United States, Canada, Mexico and South America.  Mr. Farrell was also Chief Operating Officer at LeadingSide, where he led day-to-day operations for the global provider of knowledge-driven information retrieval and also served as Executive Vice President of International Operations at Computer Horizons (NASDAQ: CHRZ), a worldwide provider of IT services and solutions to Fortune 1000 and government organizations.  Earlier in his career he held positions at several large organizations including E. F. Hutton, American Express and Grumman Data Systems.

The Company and Mr. Farrell entered into an employment agreement on March 1, 2011, to be effective as of his joining the Company on March 28, 2011 (the “Commencement Date.”)  Mr. Farrell’s compensation, set forth in the employment agreement, includes an annual base salary of at least $325,000 and an annual bonus opportunity up to $325,000 based on annual performance objectives based on the financial performance of the Company.  Mr. Farrell will also receive 3,448,310 restricted shares of the Company’s common stock on the Commencement Date, approved by the Company’s Compensation Committee as an inducement grant under the applicable NASDAQ rules and not under the Company’s 2005 Stock Award and Incentive Plan, as amended.  The restricted shares will vest in equal installments on the first three anniversaries of the Commencement Date and represent five percent (5%) of the Company’s fully-diluted share capital.  He will also be eligible to receive three future grants of 229,887 restricted shares of the Company’s common stock within 90 days after December 31st of 2011, 2012 and 2013 (each, an “SOP Grant”), based on overall corporate performance and individual performance, and in accordance with the terms of the Company’s 2005 Stock Award and Incentive Plan, as amended.

The employment agreement contains customary provisions for termination for Cause (as defined in the employment agreement). In addition, the Company may terminate Mr. Farrell’s employment without Cause and Mr. Farrell may resign his employment for Good Reason (as defined in the employment agreement).  In the case of a termination without Cause or a resignation for Good Reason, Mr. Farrell will be entitled to receive severance pay consisting of (i) six (6) months of his base salary in effect immediately prior to such termination if such termination occurs before the third anniversary of the Commencement Date; or (ii) twelve (12) months of his base salary in effect immediately prior to such termination if such termination occurs on or after the third anniversary of the Commencement Date. He will also receive reimbursement for his COBRA payments for a certain time period following termination, and fifty percent (50%) of all unvested awards of restricted stock granted to Mr. Farrell by the Company that would have vested under their predefined schedule during the 12 months immediately following the date of termination of employment will immediately vest on such date of termination.

In the event of a Change of Control of the Company (as defined in the employment agreement), fifty percent (50%) of Mr. Farrell’s unvested shares of restricted stock granted to him by the Company shall immediately vest.  In addition, Mr. Farrell shall also receive the SOP Grant due to him (if any) for the fiscal year in which the Change of Control occurs, and such grant shall consist of immediately vested shares upon issuance. If Mr. Farrell is terminated pursuant to a Change of Control or he resigns for Good Reason relating thereto, all unvested shares of restricted stock granted to him by the Company as of the date of Change of Control shall immediately vest. In addition, Mr. Farrell shall receive a payment consisting of (i) six (6) months of his base salary in effect immediately prior to such termination if such termination occurs before the third anniversary of the Commencement Date; or (ii) twelve (12) months of his base salary in effect immediately prior to such termination if such termination occurs on or after the third anniversary of the Commencement Date. Mr. Farrell will also receive reimbursement for his COBRA payments for a certain time period following termination.

Mr. Farrell is required, pursuant to the employment agreement, to deliver to the Company a general release of liability prior to receiving any payments or benefits to which his entitled under the employment agreement (other than earned but unpaid base salary, bonus and benefits).

The employment agreement also contains restrictive confidentiality, non-disclosure and inventions assignment obligations. Mr. Farrell is also subject to a non-solicitation and non-compete covenant for a period of twelve (12) months following the termination of Mr. Farrell’s employment for any reason.

The foregoing summary of the terms of the employment agreement between the Company and Mr. Farrell are qualified in their entirety to the actual terms of the employment agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events

In connection with the appointment of Robert Farrell as President and Chief Executive Officer of the Company, on the Commencement Date, John M. Connolly will become the Chairman of the Board and Mark Maged will become the Board’s Lead Independent Director.

Item 9.01     Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description
	10.1	Employment Agreement, dated March 1, 2011, between Robert Farrell and the Registrant

	99.1	Press Release, dated March 8, 2011, of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR ONLINE, INC.

Date: March 8, 2011	By:	/s/ David Price
David Price
Chief Financial Officer